UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

Truven Holding Corp.	Truven Health Analytics Inc.
(Exact name of registrant parent guarantor as specified in its charter)	(Exact name of registrant parent guarantor as specified in its charter)

Delaware	45-5164353	Delaware	06-1467923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Phoenix Drive

Ann Arbor, Michigan 48108

(734) 913 -3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

777 E. Eisenhower Parkway

Ann Arbor, Michigan 48108

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On February 17, 2016, International Business Machines Corporation, a New York corporation (“Buyer”), VCPH Holdings LLC, a Delaware limited liability company (“Seller”), The Veritas Capital Fund IV, L.P., a Delaware limited partnership, The Veritas Capital Fund III, L.P., a Delaware limited partnership, and CIPH Holdings LLC, a Delaware limited liability company, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, for cash, the sole outstanding share of common stock, par value $0.01 per share, of Truven Holding Corp., a Delaware corporation (“Holdco” and such transaction, the “Stock Purchase”).

At the closing of the Stock Purchase, Buyer will pay to the account of each person to whom any outstanding indebtedness for money borrowed of Holdco and its subsidiaries, including Truven Health Analytics Inc. (“Opco” and, together with Holdco and Holdco’s other direct and indirect subsidiaries, the “Acquired Companies”), is owed (other than the Notes, as defined below), the amount, as set forth in pay-off letters to be provided to Buyer, that is required to be paid in order to terminate all obligations under any such indebtedness.

Seller has agreed to cause Opco to issue, at least 30 days but not more than 60 days prior to the closing date of the Stock Purchase, a notice of optional redemption for all of the outstanding principal amount of the 10.625% Senior Notes due 2020 issued by Opco (the “Notes”) pursuant to that certain Indenture, dated June 6, 2012, among Opco, Holdco and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).   The redemption will be conditioned on the occurrence of the closing of the Stock Purchase.  Seller has also agreed to cause the Acquired Companies to take all actions reasonably necessary or advisable to facilitate the satisfaction and discharge of the Notes on the closing date of the Stock Purchase, in accordance with the terms of the Stock Purchase Agreement.  This obligation is contingent on Buyer’s payment of the amount sufficient to pay the redemption price for the Notes at the closing.

The Stock Purchase Agreement contains various customary representations, warranties and covenants of each party and the Acquired Companies. Each party has agreed to use its respective reasonable best efforts to take all actions to cause the Stock Purchase to be consummated, subject to certain exceptions.  The closing of the Stock Purchase is subject to customary closing conditions and is expected to occur later this year. The Stock Purchase is not subject to a financing condition.

Either party may terminate the Stock Purchase Agreement, subject to certain terms and conditions, if the Stock Purchase is not completed on or before May 17, 2016, unless extended by either party for an additional 30 days in certain circumstances.

Item 7.01.           Regulation FD Disclosure.

On February 18, 2016, Buyer and Opco jointly issued a press release announcing that they had entered into the Stock Purchase Agreement, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01.           Other Events.

Redemption of the Notes and Discharge of the Indenture

On February 18, 2016, Opco notified Bank of New York Mellon Trust Company, N.A., the trustee for the Notes (the “Trustee”), of Opco’s optional election to redeem the $367.2 million aggregate principal amount of the Notes outstanding, which redemption is conditioned on the occurrence of the closing of the Stock Purchase, and instructed the Trustee to provide notice of such optional redemption to the holders of the Notes in accordance with the terms of the Indenture. As described above, Holdco expects the satisfaction and discharge of the Notes to occur on the anticipated closing date of the Stock Purchase, in accordance with the terms of the Stock Purchase Agreement.  This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

Cessation of SEC Reporting

Holdco and Opco have been filing periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 3.11 of the Indenture.  Upon the consummation of the redemption of the Notes and the discharge of the Indenture following the closing of the Stock Purchase, Holdco and Opco will no longer be obligated to, and will no longer, file periodic reports with the SEC under the Exchange Act.

Forward Looking Statements

Certain statements in this document regarding the Stock Purchase, the expected timetable for completing the Stock Purchase, benefits and synergies of the Stock Purchase, future opportunities for the combined company and products and any other statements regarding Opco’s future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Exchange Act (collectively, “forward-looking statements”). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the Stock Purchase and Opco’s ability to redeem the Notes; the satisfaction of the conditions to the completion of the Stock Purchase, including the receipt of the regulatory approvals required for the Stock Purchase, which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Stock Purchase; Opco is subject to intense competition and increased competition is expected in the future; the volatility of the international marketplace; and the other factors described in Opco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC. Opco assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit 99.1    Press Release, dated February 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUVEN HOLDING CORP.		TRUVEN HEALTH ANALYTICS INC.

(Registrant)		(Registrant)

By:	/s/ ANDRA K. HELLER	By:	/s/ ANDRA K. HELLER
Andra K. Heller, General Counsel and Secretary		Andra K. Heller, General Counsel and Secretary
Date: February 18, 2016		Date: February 18, 2016